Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2011
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(b) Effective February 10, 2011, the Board of Directors of JetBlue Airways Corporation (the “Company”) adopted amendments to the Company’s bylaws to, among others, bring the bylaws more in alignment with Delaware law. The amendments relate to requirements with respect to (1) notice of stockholder meetings (including manner of and procedures with respect to means of delivery, such as electronic transmission, content of notice and specific notice requirements relating to adjournment of any stockholder meeting) and (2) stockholder nominations of directors and other stockholder proposals to be considered at an annual meeting (including requirements relating to stockholder eligibility to submit a proposal, requirements that a timely stockholder notice be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation between 90 and 120 days prior to the one-year anniversary of the preceding year’s annual meeting, and requirements relating to content of the stockholder notice). This summary of the amendments is qualified in its entirety by reference to the complete copy of the amended and restated bylaws, a copy of which, marked to show changes to the former bylaws, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein (additions are double underlined and deletions are struck through).

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description
3.1	Amended Consolidated Fifth Amended and Restated Bylaws of JetBlue Airways Corporation
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: April 11, 2011	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief
Accounting Officer (principal accounting officer)

Exhibit Index

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description
3.1	Amended Consolidated Fifth Amended and Restated Bylaws of JetBlue Airways Corporation